UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2026

Tevogen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41002	98-1597194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Independence Boulevard, Suite 210
Warren, New Jersey	07059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 838-6436

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TVGN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock for $11.50 per share	TVGNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 27, 2026 (the “First Amendment Effective Date”), Tevogen Inc. (the “Company”) entered into the First Amendment to Loan Agreement (the “Amendment”) with The Patel Family, LLP (the “Lender”), amending the Loan Agreement, dated as of June 6, 2024, between the Company and the Lender (the “Original Agreement” and, as amended by the Amendment, the “Agreement”). The Original Agreement provided for an unsecured line of credit of up to $36.0 million (the “Facility”) and a contingent private placement option (the “PIPE”), as previously described in the Company’s Current Report on Form 8-K filed on June 11, 2024.

The Amendment, among other things: (i) extends the period during which the Company can request borrowings under the Facility from May 31, 2027 to May 31, 2029; (ii) replaces the $1.0 million limit on each monthly draw and permits the Company, subject to the terms and conditions of the Agreement, to borrow at least $1.0 million per month, or such lesser or greater amount as the Company specifies, with aggregate post-amendment borrowings limited to $28.6 million; (iii) sets a fixed price of $7.40 per share (the “Share Purchase Price”) for shares issued in payment of principal (“Principal Shares”) and interest (“Interest Shares”), including accrued but unpaid interest as of the First Amendment Effective Date, replacing the prior $75.00 per-share interest price and $75.00 per-share floor applicable to principal payments; (iv) adds stock-lending, first-year resale-volume and transfer restrictions applicable to shares issued under the Agreement; (v) fixes the Lender’s beneficial ownership limitation (the “Beneficial Ownership Limitation”) at 9.99% by removing the Lender’s ability to increase or decrease that percentage by notice; (vi) updates the measurement date for the Agreement’s 19.99% issuance cap (the “Issuance Cap”) from the date of the Original Agreement to the First Amendment Effective Date; and (vii) changes resale registration requirements for Principal Shares and related pre-funded warrants from pre-issuance effectiveness to filing within 15 calendar days after issuance.

As of the First Amendment Effective Date, the outstanding principal balance of the loans borrowed under the Original Agreement was $7.4 million. Following the Amendment, the Company elected to repay the entire outstanding principal balance, together with $177,880 of accrued and unpaid interest, in shares of Common Stock at the Share Payment Price. On November 2, 2026, the Company issued to the Lender 1,000,000 Principal Shares and 23,733 Interest Shares in payment thereof thereby eliminating all outstanding liabilities under the Agreement.

Subsequent to this repayment, assuming the Company borrows the full $28.6 million remaining available under the Facility, makes no prepayments, the interest rate on each borrowing is the maximum rate of 7.00% per annum, each borrowing remains outstanding for its full 48-month term, the Company pays all principal in shares of Common Stock in a single payment, and the PIPE is consummated at the minimum applicable price, up to approximately 4.99 million shares of additional Common Stock may be issuable under the Agreement, subject to the Beneficial Ownership Limitation and the Issuance Cap.

Except as modified by the Amendment, the terms of the Original Agreement remain in full force and effect.

The foregoing description of the Amendment is qualified by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Prior to the First Amendment Effective Date, the Company had issued to the Lender, on a post-reverse-split basis, 20,000 Commitment Shares and 5,394 Interest Shares under the Original Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated in this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated in this Item 3.02 by reference. Pursuant to the Agreement, the Company may issue shares of Common Stock to the Lender in connection with the repayment of amounts outstanding under the Agreement. The Company may also issue pre-funded warrants to the Lender in lieu of shares of Common Stock, in each case in accordance with the terms and subject to the limitations set forth in the Agreement. The Company has agreed to file, within 15 calendar days following the issuance of Principal Shares, a registration statement on an appropriate form covering the resale by the Lender of the Principal Shares and shares of Common Stock underlying Pre-Funded Warrants issued in lieu of Principal Shares and to use commercially reasonable efforts to cause such registration statement to become effective within the periods specified in the Agreement.

The securities were, and any additional securities will be, issued pursuant to the Agreement will be sold and issued in a transaction not involving a public offering pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D under the Securities Act. The Lender has represented that it is an accredited investor, that it is acquiring the securities for its own account and not with a view toward resale or distribution, and that its investment was not the result of any general solicitation or advertising.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Restricted Stock Award

On November 2, 2026 (the “Grant Date”), Tevogen Inc. (the “Company”) granted Ryan Saadi, Chief Executive Officer and Chairperson of the Company’s Board of Directors (the “Board”), a restricted stock award (the “RSA”) under the Tevogen Inc. 2024 Omnibus Incentive Plan (the “Plan”), covering 50,000,000 shares (“Restricted Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”).

The Restricted Shares will vest only upon the Board’s certification of the Company’s achievement of $1.0 billion in aggregate revenue by December 31, 2031 (the “Revenue Threshold”) and satisfaction of the other applicable vesting conditions. Prior to vesting, Dr. Saadi will have the right to vote the Restricted Shares, but they will remain subject to the transfer restrictions and substantial forfeiture conditions described below. Following the grant and repayment under the Loan Agreement on November 2, 2026, Dr. Saadi held approximately 90.9% of the voting power represented by the 67,880,267 shares of outstanding Common Stock.

Background

In approving the RSA, the Board considered, among other things, the Company’s long-term growth and acquisition strategy and the importance of retaining and incentivizing Dr. Saadi. The Board believes that providing Dr. Saadi with a continuing significant voice in the Company’s strategic direction through the voting rights associated with the Restricted Shares, while conditioning his nonforfeitable economic ownership of those shares on achievement of the Revenue Threshold, is intended to align his interests with the Company’s long-term growth and the interests of its stockholders. The RSA was granted pursuant to substantially the same form of Restricted Stock Award Agreement previously filed by the Company as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 16, 2026, and contains substantially the same performance, transfer and forfeiture conditions as that award, except for the applicable performance period.

Forfeiture

The Restricted Shares remain subject to substantial forfeiture conditions prior to vesting, including the following:

●	Failure to Meet Performance Threshold: If the Revenue Threshold is not achieved by December 31, 2031, the Restricted Shares will be forfeited.
●	Termination of Service: In the event Dr. Saadi’s Service terminates for any reason prior to vesting, the Restricted Shares will be forfeited.
●	Transfer: Any attempted transfer of the Restricted Shares prior to vesting will be null and void and will result in forfeiture of the Restricted Shares.
●	Change in Control: Upon the occurrence of a Change in Control (as defined in the Plan) in which the Restricted Shares are not assumed or continued, all Restricted Shares that have not vested as of immediately prior to the consummation of such Change in Control will be immediately and automatically forfeited without consideration.
●	Conduct Detrimental to the Company: If the Company determines that Dr. Saadi engaged in Conduct Detrimental to the Company during his Service or during the 12-month period following termination of Service, he will immediately and automatically forfeit all unvested Restricted Shares. In addition, with respect to any Restricted Shares that vested during the preceding 12-month period, Dr. Saadi will be required to repay or forfeit the value specified in the RSA. “Conduct Detrimental to the Company” includes specified serious misconduct, breaches of obligations under written agreements with the Company or its Affiliates, certain competitive activities, and violations of specified non-solicitation obligations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	First Amendment to Loan Agreement, dated as of October 27, 2026, between Tevogen Inc. and The Patel Family, LLP
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tevogen Inc.

Date: November 2, 2026	By:	/s/ Ryan Saadi
	Name:	Ryan Saadi
	Title:	Chief Executive Officer